UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

LIVERAMP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	83-1269307
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(866) 352-3267

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DATA PLUS MATH CORPORATION 2016 EQUITY INCENTIVE PLAN

(Full title of the plans)

Jerry C. Jones

Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary

LiveRamp Holdings, Inc.

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(866) 352-3267

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael C. Labriola, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1700 K Street, NW, Fifth Floor

Washington, DC 20006

(202) 973-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, $0.10 par value, to be issued pursuant to outstanding awards under the terms of the Data Plus Math Corporation 2016 Equity Incentive Plan(4)	162,481	$52.53	$8,535,126.93	$1,034.46

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (“Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the Data Plus Math Corporation 2016 Equity Incentive Plan (the “Plan”), as described herein, by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)

Estimated in accordance with paragraph (c) of Rule 457 of the Securities Act, solely for the purpose of calculating the registration fee based upon the average of the high ($53.44) and low ($51.61) prices of the Common Stock on July 26, 2019, as reported on the New York Stock Exchange.

(3)

The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act, which provides that the fee shall be $0.0001212 multiplied by the maximum aggregate price at which such securities are proposed to be offered.

(4)

Pursuant to the merger agreement, dated as of June 19, 2019 (the “Merger Agreement”) by and among LiveRamp, Inc. (“LiveRamp”), Addition Merger Sub, Inc., Data Plus Math Corporation and Shareholder Representative Services LLC, as Stockholder Representative, upon the closing of the transaction contemplated by the Merger Agreement on July 2, 2019 (the “Merger”), LiveRamp Holdings, Inc. (the “Registrant”) assumed the terms of outstanding stock options under the Plan, subject to appropriate adjustments to the number of shares and the exercise price of each such option, resulting in stock options to purchase 162,481 shares of the Registrant’s common stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information previously filed by LiveRamp Holdings, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference in this registration statement. However, the Registrant does not incorporate by reference those items which were “filed” for purposes of Section 8 of the Exchange Act or incorporated by reference in any filing under the Securities Act.

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the Commission on May 29, 2019.

•	The Registrant’s current report on Form 8-K, filed with the Commission on June 25, 2019.

•	The description of the Registrant’s common stock contained in Exhibit 4.1 of its Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modified or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of the Registrant’s directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful. The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

In accordance with Section 145(a) of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against liability they may incur in their capacities as such and to the extent authorized by Delaware corporate law.

Pursuant to the Registrant’s Amended and Restated Bylaws, the Registrant may maintain directors’ and officers’ insurance on behalf of the directors and officers of the Registrant and those serving at the request of the Registrant as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to Delaware law. The Registrant currently has in effect directors’ and officers’ liability insurance and fiduciary liability insurance.

In addition, the Registrant has entered into separate indemnification agreements with certain of its current and former directors and executive officers. The indemnification agreements provide generally that the Registrant will indemnify and advance expenses to the fullest extent permitted by applicable law. Each director and executive officer party to an indemnification agreement is entitled to be indemnified against all expenses, judgments, penalties and amounts paid in settlement actually and reasonably incurred.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation of LiveRamp Holdings, Inc.	8-K	10/1/2018

3.2	Amended and Restated Bylaws of LiveRamp Holdings, Inc.	8-K	10/1/2018

4.1	Specimen Common Stock Certificate	8-K	10/1/2018

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation			X

10.1	Data Plus Math Corporation 2016 Equity Incentive Plan			X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm			X

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).			X

24.1	Power of attorney (contained on signature pages of this registration statement)			X

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 1st day of August, 2019.

LIVERAMP HOLDINGS, INC.

By:	/s/ Jerry C. Jones
Name: Jerry C. Jones
Title: Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS: That the undersigned, a director or officer, or both, of LiveRamp Holdings, Inc. (the “Company”), acting pursuant to authorization of the Board of Directors of the Company, hereby appoints Catherine L. Hughes and Jerry C. Jones, or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of the Company, to sign a Registration Statement on Form S-8, together with all necessary exhibits, and any amendments (including post-effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance and sale of 162,481 shares of Common Stock, $.10 par value per share, of the Company to be issued and delivered in accordance with the Data Plus Math Corporation 2016 Equity Incentive Plan, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

IN WITNESS WHEREOF, I have hereunto set my hand as of the 1st day of August, 2019.

Signed:	/s/ John L. Battelle
Name:	JOHN L. BATTELLE, Director

Signed:	/s/ Timothy R. Cadogan
Name:	TIMOTHY R. CADOGAN, Director

Signed:	/s/ William T. Dillard II
Name:	WILLIAM T. DILLARD II, Director

Signed:	/s/ Richard P. Fox
Name:	RICHARD P. FOX, Director

Signed:	/s/ Jerry D. Gramaglia
Name:	JERRY D. GRAMAGLIA, Director
(Non-Executive Chairman of the Board)

Signed:	/s/ William J. Henderson
Name:	WILLIAM J. HENDERSON, Director

Signed:	/s/ Scott E. Howe
Name:	SCOTT E. HOWE, Director and Chief Executive Officer (principal executive officer)

Signed:	/s/ Clark M. Kokich
Name:	CLARK M. KOKICH, Director

Signed:	/s/ Debora B. Tomlin
Name:	DEBORA B. TOMLIN, Director

Signed:	/s/ Warren C. Jenson
Name:	WARREN C. JENSON, President, Chief Financial Officer and Executive Managing Director of International (principal financial and accounting officer)